Exhibit 5.1

Valley National Bancorp

One Penn Plaza, Suite 2930

New York, New York 10119

April 1, 2022

Valley National Bancorp

One Penn Plaza, Suite 2930

New York, New York 10119

I am Senior Executive Vice President, General Counsel and Corporate Secretary of Valley National Bancorp, a New Jersey corporation (the “Company”). I have acted in such capacity in connection with the Registration Statement on Form S-3 (the “Registration Statement”) of the Company, relating to the registration under the Securities Act of 1933, as amended (the “Act”) of the offer and sale of 84,862,883 shares of common stock, no par value, of the Company by the selling shareholders identified in the Registration Statement (the “Shares”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the Shares.

I have examined originals, or copies certified or otherwise identified to my satisfaction, of such corporate records, documents, agreements, instruments and certificates of public officials of the State of New Jersey and of officers of the Company as I have deemed necessary or appropriate in order to express the opinions hereinafter set forth.

In making such examination and rendering this opinion, I have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the authenticity of the originals of such documents submitted to me as certified copies, the conformity to originals of all documents submitted to me as copies, the authenticity of the originals of such documents, that all documents submitted to me as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, I am of the opinion that, as of the date hereof, the Shares are validly issued, duly authorized, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of New Jersey. I express no opinion as to the effect of the laws of any other jurisdiction.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, I do not hereby concede that I am within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

[Signature Page Follows]

Very truly yours,

/s/ Ronald H. Janis, Esq.
Name: Ronald H. Janis, Esq.
Title: Senior Executive Vice President and General Counsel

[Signature Page to Form S-3 Opinion of Counsel]